Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition of the Secured Accessories – S3 Business Divisions of Alpha Security Products, Inc. and Subsidiary (collectively, “Alpha”) by Checkpoint Systems, Inc. and one of its direct subsidiaries (collectively, the “Company”), which was accounted for as a business combination using the purchase method of accounting. Under the purchase method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on management’s preliminary valuation and is subject to change upon finalization of the valuation. We anticipate the valuation of the fixed assets and intangibles to be completed by the end of February 2007. The valuation of working capital will be complete in accordance with the terms in the purchase agreement. We do not expect the final valuations to be materially different from the preliminary results used in these pro forma statements.
The following unaudited condensed combined balance sheet gives pro forma effect to the acquisition of the Alpha S3 business by the Company as if the transaction was completed on September 30, 2007. The unaudited condensed combined statements of operation for the fiscal year ended December 31, 2006 and for the nine months ended September 30, 2007 give pro forma effect to the acquisition of the Alpha S3 business by the Company as if the transaction was completed on December 26, 2005.
These unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and do not purport to represent or be indicative of the financial position or the results of operations that actually would have been realized had the combination occurred on the dates specified herein or results of operations in future periods. In addition, the unaudited pro forma results do not give effect to any potential cost savings or other synergies that could result from the combination. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of the Alpha S3 business included elsewhere in this Form 8-K/A and in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007.

Checkpoint Systems, Inc. and the S3 Business Divisions of Alpha Security Products, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2007
(dollar amounts in thousands)

	Historical
	Checkpoint	S3 Divisions of	Less Items
	Systems,	Alpha Security	Not	Pro Forma		Pro Forma
	Inc.	Products, Inc.	Acquired	Adjustments		Combined

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$170,976	$—	$—	$(67,568	)(a)	$103,408
Marketable securities	568	—	—	—		568
Accounts receivable, net	174,521	13,238	(6,938)	(2,288	)(b)	178,533
Inventories	102,599	9,123	(3,388)	(63	)(a) (c)	108,271
Other current assets	64,723	337	(237)	—		64,823
Deferred income taxes	9,080	—	—	—		9,080

Total Current Assets	522,467	22,698	(10,563)	(69,919)		464,683

REVENUE EQUIPMENT ON OPERATING LEASE, net	4,392	—	—	—		4,392
PROPERTY, PLANT, AND EQUIPMENT, net	70,212	4,821	—	4,379	(a)	79,412
GOODWILL	203,557	—	—	50,599	(a)	254,156
OTHER INTANGIBLES, net	35,999	—	—	71,200	(a)	107,199
DEFERRED INCOME TAXES	31,896	—	—	1,869	(a)	33,765
OTHER ASSETS	8,830	—	—	—		8,830

TOTAL ASSETS	$877,353	$27,519	$(10,563)	$58,128		$952,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings and current portion of long-term debt	$583	$—	$—	$—		$583
Accounts payable	54,739	4,509	(2,409)	(2,288	)(b)	54,551
Accrued compensation and related taxes	30,064	1,188	(388)	—		30,864
Other accrued expenses	37,312	1,886	(1,386)	—		37,812
Income taxes	11,844	—	—	—		11,844
Unearned revenues	31,833	—	—	—		31,833
Restructuring reserve	3,517	—	—	—		3,517
Accrued pensions — current	4,030	—	—	—		4,030
Other current liabilities	16,752	—	—	—		16,752

Total Current Liabilities	190,674	7,583	(4,183)	(2,288)		191,786

LONG-TERM DEBT, LESS CURRENT MATURITIES	15,904	—	—	75,000	(a)	90,904
ACCRUED PENSIONS	88,669	—	—	—		88,669
OTHER LONG-TERM LIABILITIES	18,224	—	—	—		18,224
DEFERRED INCOME TAXES	17,229	—	—	—		17,229
MINORITY INTEREST	860	—	—	—		860
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, no par value, authorized 500,000 shares, none issued	—	—	—	—		—
Common stock, par value $.10 per share, authorized 100,000,000 shares, issued 41,773,468	4,177	—	—	—		4,177
Additional capital	358,646	—	—	—		358,646
Retained earnings /excess of assets over liabilities	179,350	19,936	(6,380)	(14,525	)(a) (c)	178,381
Common stock in treasury, at cost, 2,035,912 shares	(20,621)	—	—	—		(20,621)
Accumulated other comprehensive income	24,241	—	—	(59	)(c)	24,182

TOTAL STOCKHOLDERS’ EQUITY	545,793	19,936	(6,380)	(14,584)		544,765

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$877,353	$27,519	$(10,563)	$58,128		$952,437

See accompanying notes to unaudited pro forma combined financial statements, including Note 3, for an explanation of the pro forma adjustments included in the Unaudited Pro Forma Combined Balance Sheet above.

Checkpoint Systems, Inc. and the S3 Business Divisions of Alpha Security Products, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Fiscal Year Ended December 31, 2006
(dollar amounts in thousands, except per share data)

	Historical
		S3 Divisions of
	Checkpoint Systems,	Alpha Security	Pro Forma		Pro Forma
	Inc.	Products, Inc.	Adjustments		Combined

Net revenues	$687,775	$55,205	$(3,947)	(d)	$739,033
Cost of revenues	396,084	30,072	(2,580	)(e)(f)	423,576

Gross profit	291,691	25,133	(1,367)		315,457

Selling, general, and administrative expenses	226,958	12,538	5,076	(g)	244,572
Research and development	19,417	—	—		19,417
Restructuring expense	7,007	—	—		7,007
Litigation settlement	2,251	—	—		2,251
Other operating income (loss)	2,025	(2)	—		2,023

Operating income	38,083	12,593	(6,443)		44,233

Interest income	4,906	—	(2,667	)(h)	2,239
Interest expense	2,155	—	4,013	(i)	6,168
Other gain, net	1,141	384	—		1,525

Earnings from continuing operations before income taxes and minority interest	41,975	12,977	(13,123)		41,829

Income taxes	6,987	—	(47	)(j)	6,940
Minority interest	(31)	—	—		(31)
Earnings from continuing operations	$35,019	$12,977	$(13,076)		$34,920

Basic Earnings per Share:
Earnings from continuing operations	$.89				$.89
Diluted Earnings per Share:
Earnings from continuing operations	$.87				$.87
See accompanying notes to unaudited pro forma combined financial statements, including Note 3, for an explanation of the pro forma adjustments included in the Unaudited Pro Forma Combined Statement of Operations above.

Checkpoint Systems, Inc. and the S3 Business Divisions of Alpha Security Products, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2007
(dollar amounts in thousands, except per share data)

	Historical
		S3 Divisions of
	Checkpoint Systems,	Alpha Security	Pro Forma		Pro Forma
	Inc.	Products, Inc.	Adjustments		Combined

Net revenues	$571,493	$46,215	$(4,244	)(d)	$613,464
Cost of revenues	332,571	25,377	(2,585	)(e)(f)	355,363

Gross profit	238,922	20,838	(1,659)		258,101

Selling, general, and administrative expenses	181,839	10,629	3,805	(g)	196,273
Research and development	13,176	—	—		13,176
Restructuring expense	685	—	—		685

Operating income	43,222	10,209	(5,464)		47,967

Interest income	4,080	—	(2,340	)(h)	1,740
Interest expense	968	—	3,043	(i)	4,011

Other (loss) gain, net	(327)	392	—		65

Earnings from continuing operations before income taxes and minority interest	46,007	10,601	(10,847)		45,761

Income taxes expense	12,229	—	(80	)(j)	12,149
Minority interest	(109)	—	—		(109)

Earnings from continuing operations	33,887	10,601	(10,767)		33,721

Basic Earnings per Share:
Earnings from continuing operations	$.85				$.85
Diluted Earnings per Share:
Earnings from continuing operations	$.84				$.83
See accompanying notes to unaudited pro forma combined financial statements, including Note 3, for an explanation of the pro forma adjustments included in the Unaudited Pro Forma Combined Statement of Operations above.

CHECKPOINT SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1. DESCRIPTION OF THE ACQUISITION
On November 1, 2007, Checkpoint Systems, Inc. and one of its direct subsidiaries (collectively, the “Company”) and Alpha Security Products, Inc. and one of its direct subsidiaries (collectively, “Alpha”) entered into an Asset Purchase Agreement and a Dutch Assets Sale and Transfer Agreement (collectively, the “Agreements”) under which the Company purchased all of the assets of Alpha’s S3 business (the “Acquisition”) for approximately $142 million, subject to a post-closing working capital adjustment, plus additional performance-based contingent payments up to a maximum of $8 million plus interest thereon. The contingent payments may be earned if the revenue derived from the S3 business exceeds $70 million during the period from December 31, 2007 until December 28, 2008. In the event that the revenue derived from the S3 business exceeds $83 million during such period, Alpha will be entitled to the maximum payment of $8 million. The purchase price was funded by $67 million of cash and $75 million of borrowings under our senior secured credit facility.
The S3 business includes the development, manufacture, distribution and sale of retail store applied security products requiring removal by store personnel at the cash register.
Note 2. BASIS OF PRESENTATION
The acquisition has been accounted for under the purchase method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Under the purchase method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.
The purchase price allocation included in the accompanying unaudited pro forma combined financial statements is preliminary and is based on information that was available to management at the time the unaudited pro forma combined financial statements were prepared. Accordingly, the purchase price allocation may change. We anticipate the valuation of the fixed assets and intangibles to be completed by the end of February 2007. The valuation of working capital will be complete in accordance with the terms in the purchase agreement. We do not expect the final valuations to be materially different from the preliminary results used in these pro forma statements.

Note 3. PRO FORMA ADJUSTMENTS
(a) Purchase Price Allocation Adjustment
To reflect the preliminary allocation of the purchase price to tangible and intangible assets acquired and liabilities assumed as follows:
(dollar amounts in thousands)

Cash	$67,000
Long-term debt	75,000

Purchase price (1)	142,000

Fair value of net assets acquired:
Accounts receivable	6,300
Inventories	6,700
Other current assets	100
Property, plant, and equipment	9,200
Intangible assets (2)	71,200
Accounts payable	(2,100)
Accrued compensation and related taxes	(800)
Other accrued expenses	(500)

Fair value of the net assets acquired	90,100

Excess cost over net assets acquired	51,900

Adjustment to the realization of deferred tax assets for Checkpoint	(1,869)
Estimated acquisition costs	568

Goodwill	$50,599

Notes:

(1)	Represents the cash and long-term debt used to finance the acquisition.

(2)	Intangible assets consist of customer relationships ($33.5 million), trade names ($19.4 million), and developed technologies ($18.3 million). The useful lives for the customer relationships and developed technologies are approximately 10 years. The intangible assets related to the trade name are deemed to have an indefinite life. The amortization of definite live intangible is calculated on a straight-line basis.
The Company was a distributor of Alpha products in Europe and Asia, a relationship that began in 2005. Accordingly, the adjustments below are to remove the effect of sales of Alpha S3 products to the Company. The accompanying unaudited pro forma condensed combined statements of operations and balance sheet include the following adjustments:
(b)	Represents the elimination of intercompany payables and receivables due to and from Checkpoint Systems, Inc. and Alpha.

(c)	Represents the adjustment to eliminate profit in inventory at the end of the period.

(d)	Represents the elimination of Alpha sales to Checkpoint Systems, Inc. during the period presented.

(e)	Represents the elimination of profit from inter-company transactions included in cost of goods sold.

(f)	Represents the adjustments to depreciation and amortization associated with recording fixed assets at fair value and amortizing over their respective remaining useful lives.

(g)	Represents the adjustments to depreciation and amortization associated with recording intangibles at fair value and amortizing over their respective remaining useful lives.

(h)	Represents a reduction of interest income from the earnings on cash used to fund this transaction.

(i)	Represents the adjustments required to record interest expense on long-term debt used to finance the acquisition. Total long-term debt consisted of a $55 million variable interest revolver loan in the U.S. and a $20 million variable interest revolver loan in Europe. The effective interest rates at the date of acquisition, which were used to estimate interest expense on the unaudited pro forma statements of operations, were 5.5% on the U.S. revolver and 4.9% on the European revolver. A change in interest rates of one-eighth percent on these variable interest rate loans would have a $0.5 million and $0.4 million effect on the unaudited pro forma statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively.

(j)	Represents adjustments required to conform the unaudited pro forma combined income tax provision to the estimated effective income tax rate of the combined company.

Note 4. UNAUDITED PRO FORMA COMBINED EARNINGS PER SHARE
The following table provides the computational data for combined pro forma basic and diluted earnings per share for the periods presented:
(amounts in thousands, except per share data)

	12 Months Ended	9 Months Ended
	December 31, 2006	September 30, 2007

Pro forma basic earnings available to common stockholders:
Pro forma earnings available to common stockholders from continuing operations	$34,920	$33,721

Pro forma diluted earnings available to common stockholders from continuing operations	$34,920	$33,721

Shares:
Weighted average number of common shares outstanding	39,136	39,485
Shares issuable under deferred compensation agreements	240	306

Basic weighted average number of common shares outstanding	39,376	39,791
Common shares assumed upon exercise of stock options and awards	839	834
Shares issuable under deferred compensation arrangements	18	13

Dilutive weighted average number of common shares outstanding	40,233	40,638

Pro Forma Basic Earnings per Share:
Pro forma earnings from continuing operations	$.89	$.85

Pro Forma Diluted Earnings per Share:
Pro forma earnings from continuing operations	$.87	$.83